Exhibit 15.2

The Stockholders and
Board of Directors of
Morgan Stanley Group Inc.

We are aware of the inclusion in Amendment No. 2 (Post-Effective Amendment No.
1) to Registration Statement on Form S-4 (No. 333-25003) on Form S-8 of Morgan Stanley, Dean Witter, Discover & Co., pertaining to the Morgan Stanley Group Inc. 1995 Equity Incentive Compensation Plan, Morgan Stanley Group Inc. 1988 Equity Incentive Compensation Plan, and Morgan Stanley Group Inc. 1986 Stock Option Plan, of our report dated March 27, 1997 included in the Current Report on Form 8-K of Morgan Stanley, Dean Witter, Discover & Co. dated May 31, 1997, relating to the unaudited condensed consolidated interim financial statements of Morgan Stanley Group Inc. which are included in its Form 10-Q for the quarter ended February 28, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ ERNST & YOUNG LLP

New York, New York
June 2, 1997